EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific Corporation as of January 31, 2025

Structure of ownership and control:

Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.
Ablacon GmbH (Germany) Ablacon SA, en liquidation (Switzerland)
Acotec Scientific Holdings Limited (Cayman Islands)
Acurate Industria e Comercio Ltda. (Brazil)
American Medical Systems Europe B.V. (The Netherlands)
Apollo Endosurgery UK Ltd (England)
Apollo Endosurgery US, Inc. (Delaware)
Apollo Endosurgery, Inc. (Delaware)
Axonics Europe SAS (France)
Axonics GmbH (Germany)
Axonics, Inc. (Delaware) Axonics Modulation Technologies Australia Pty Ltd (Australia)
Axonics Modulation Technologies, U.K. Limited (England)
Axonics Women’s Health Limited (England)
Baylis Medical Company Inc. (Canada)
Baylis Medical USA Inc. (Delaware)
Bighorn Merger Subsidiary, Inc. (Delaware)
Biocompatibles UK Limited (England)
Biocompatibles, Inc. (Delaware)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) Proprietary Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Cardiac Diagnostic Services, LLC (Delaware)
Boston Scientific Cardiac Diagnostic Technologies, Inc. (Delaware)
Boston Scientific Cardiac Diagnostics, Inc. (Delaware)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Chile SpA (Chile)
Boston Scientific Clonmel Limited, in liquidation (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Comercial de Costa Rica BSCR, S.R.L. (Costa Rica)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Egypt LLC (Egypt)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Group plc (Ireland)
Boston Scientific Gulf for Trading (Saudi Arabia)
Boston Scientific Healthcare Technology (Shanghai) Co., Ltd. (China)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Distribution FZE (UAE)
Boston Scientific International Finance Limited (Ireland)

Boston Scientific International S.A. (France)
Boston Scientific International Sdn. Bhd. (Malaysia)
Boston Scientific Israel Ltd. (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Korea Holding Co., Ltd. (Korea)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific LLC (Russian Federation)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medical Device Limited (Ireland)
Boston Scientific Medical Device (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific Medical Technology (Shanghai) Co., Ltd. (China)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Middle East FZ-LLC (UAE)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Nordic AB (Sweden)
Boston Scientific Pakistan (Private) Limited (Pakistan)
Boston Scientific Peru S.A.C. (Peru)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty Ltd (Australia)
Boston Scientific Puerto Rico LLC (Puerto Rico)
Boston Scientific Regional Headquarters (Saudi Arabia)
Boston Scientific Romania S.R.L. (Romania)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Technology & Engineering Services Private Limited (India)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Vietnam Company Limited (Vietnam)
Bravo Bidco Limited (England)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
BTG IM Holdings Ltd. (Israel)
BTG International Canada Inc. (Canada)
BTG International Limited (England)
BTG Limited (England)
Bulkamid SARL (France)
Cardiac Pacemakers, Inc. (Minnesota)
CarioICE LLC (Delaware)
CeloNova BioSciences Germany GmbH, in liquidation (Germany)
Chess Medical Inc. (Delaware)
Cortex, Inc. (Delaware)
DeVoro Medical Inc. (Delaware)
eCardio Sequoia Blocker Corp. (Delaware)
Electron Acquisition Corporation (Delaware)
EndoChoice, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
Farapulse, Inc. (Delaware)
Galil Medical Inc. (Delaware)
Galil Medical Ltd. (Israel)
Golden Woods Services, LLC (Texas)
Guidant Delaware Holding Corporation (Delaware)

Guidant Europe NV (Belgium)
Guidant Puerto Rico B.V. (The Netherlands)
Impala Merger Subsidiary, Inc. (Delaware)
Laguna Holdco Ltd. (Israel)
Lumenis (HK) Limited (Hong Kong)
Lumenis (Italy) S.r.l. (Italy)
Lumenis Holdings Inc. (Delaware)
Lumenis Inc. (Massachusetts)
Lumenis India Private Limited (India)
Lumenis Ltd. (Israel)
Lumenis Medical Laser Equipment Trading (Beijing) Co., Ltd. (China)
Notebook Merger Sub, Ltd. (Delaware)
NXT Merger Corp. (Delaware)
Obsidio, Inc. (Delaware)
Provensis Limited (England)
PT Boston Scientific Indonesia (Indonesia)
Relievant Medsystems, Inc. (Delaware)
RMI Acquisition Corp. (California)
Silk Road Medical, Inc. (Delaware)
SNS Merger Corp. (Delaware)
SoundCath, Inc. (Delaware)
Special K Merger Corp. (Delaware)
Starhealth Distribuidora de Produtos para a Saude Ltda. (Brazil)
Stream Enterprises LLC (Delaware)
Symetis SA, en liquidation (Switzerland)
Target Therapeutics, Inc. (Delaware)
Zuma Investment Pty Ltd (Australia)
34 Biomedical Merger Corp. (Delaware)
9357-1867 Quebec Inc., d/b/a Cryterion Medical Enterprise Canada (Canada)